Exhibit 10.5

Form of Lock-Up Agreement

February __, 2015

ROTH CAPITAL PARTNERS, LLC

888 San Clemente Drive
Newport Beach, CA 92660

Re:	Enerpulse Technologies, Inc.

Ladies and Gentlemen:

As an inducement to Roth Capital Partners, LLC, as the placement agent (“Placement Agent”) in connection the transactions contemplated by that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of February __, 2014 by and among Enerpulse Technologies, Inc. (the “Company”) and the investors party thereto (the “Buyers”), including, without limitation, the issuance of (i) senior secured convertible notes of the Company (the “Notes”) convertible into shares of the Company's common stock, par value $0.001 per share (the “Common Stock”) and (ii) warrants (the “Warrants”) exercisable to purchase Common Stock (the foregoing, the “Convertible Note Financing”), the undersigned hereby agrees that without, in each case, the prior written consent the Placement Agent and AIGH Investment Partners,  LLC (“AIGH”), during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned will not (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive shares of Common Stock (including, without limitation, shares of Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (the “Undersigned’s Securities”) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such Undersigned’s Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Undersigned’s Securities.

1

In addition, the undersigned agrees that, without the prior written consent of the Placement Agent and AIGH, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and terminate on the earlier of (a) the date that is 730 days after the date of the close of the Convertible Note Financing or (b) the date on which (i) the VWAP of the Common Stock has been at least $1.50 per share for five (5) consecutive Trading Days (the “Measuring Period”) and (ii) the aggregate dollar trading volume of the Common Stock as reported by Bloomberg for such Measuring Period shall be at least $200,000; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Placement Agent and AIGH waives, in writing, such extension. For purposes of this Lock-Up Agreement, “VWAP” means, for the Common Stock as of any date, the dollar volume-weighted average price for the Common Stock on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price of the Common Stock in the over-the-counter market on the electronic bulletin board for the Common Stock during the period beginning at 9:30:01 a.m., New York time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for the Common Stock by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for the Common Stock as reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

The foregoing language shall not apply to:

(i)	transactions relating to shares of Common Stock acquired in open market transactions; (ii) transfers of shares of Common Stock or any security directly or indirectly convertible into or exercisable or exchangeable for Common Stock as a bona fide gift or in connection with estate planning, including but not limited to, dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned and dispositions from any grantor retained annuity trust established for the direct benefit of the undersigned and/or a member of the immediate family of the undersigned, or by will or intestacy; or (iii) distributions of shares of Common Stock or any security directly or indirectly convertible into or exercisable or exchangeable for Common Stock to limited partners, members, stockholders or affiliates of the undersigned, or to any partnership, corporation or limited liability company controlled by the undersigned or by a member of the immediate family of the undersigned;

2

provided¸ however, that (a) in the case of any transfer or distribution pursuant to clause (ii) or (iii), each donee or distributee shall sign and deliver a lock-up letter agreement substantially in the form of this letter agreement (the “Lock-Up Agreement”) and (b) in the case of any transaction pursuant to clauses (ii) or (iii), such transaction is not required to be reported during the Lock-Up Period by anyone in any public report or filing with the Securities and Exchange Commission or otherwise (other than a required filing on Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) and no such filing shall be made voluntarily during the Lock-Up Period.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned understands that the undersigned shall be released from all obligations under this Lock-Up Agreement if (i) either the Company or the Placement Agent and AIGH informs the other party or parties, as applicable, that it does not intend to proceed with the Convertible Note Financing, (ii) the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, or (iii) the Convertible Note Financing is not completed by February 28, 2014.

The undersigned understands that the Placement Agent is entering into the Underwriting Agreement and proceeding with the Convertible Note Financing in reliance upon this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Page Follows]

3

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

Very truly yours,

[LOCK-UP PARTY]

By:
Name:
Title: